SCHEDULE 14A INFORMATION

    Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act
                      of 1934 (Amendment No. ____)

Filed by the Registrant [ X ]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ] Preliminary Proxy Statement
[ ] Confidential for Use of the Commission Only
     (as permitted by Rule 14a-6(e)(2))
[X] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to ss.240.14a-11(c) or ss.240.14a-12


                         Techne Corporation
            (Name of Registrant as Specified In Its Charter)

    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X] No fee required

[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11

    1) Title of each class of securities to which transaction applies:

    2) Aggregate number of securities to which transaction applies:

    3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

    4) Proposed maximum aggregate value of transaction:

    5) Total fee paid:

[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act
    Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing:

    1) Amount Previously Paid:
    2) Form, Schedule or Registration Statement No.:
    3) Filing Party:
    4) Date Filed:

                               TECHNE CORPORATION


                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                                   to be held
                                October 26, 2006


The annual meeting of shareholders of Techne Corporation (the "Company") will be held at the offices of the Company, 614 McKinley Place N.E., Minneapolis, Minnesota, on Thursday, October 26, 2006, at 3:30 p.m. (Central Daylight
Time), for the following purposes:

1.	To set the number of members of the Board of Directors at seven (7).

2.	To elect directors of the Company for the ensuing year.

3.	To take action upon any other business that may properly come before the meeting or any adjournment thereof.

Only shareholders of record shown on the books of the Company at the close of business on September 15, 2006 will be entitled to vote at the meeting or any adjournment thereof. Each shareholder is entitled to one vote per share on all matters to be voted on at the meeting.

You are cordially invited to attend the meeting. Whether or not you plan to attend the meeting, please sign, date and return your Proxy in the return envelope provided as soon as possible. Your cooperation in promptly signing and returning the Proxy will help avoid further solicitation expense to the Company.

This Notice, the Proxy Statement and the enclosed Proxy are sent to you by order of the Board of Directors.




                                        THOMAS E. OLAND,
                                        Chairman of the Board and President



Dated:   September 26, 2006
Minneapolis, Minnesota

                               TECHNE CORPORATION

                                   __________

                                PROXY STATEMENT
                                      for
                         Annual Meeting of Shareholders
                          to be held October 26, 2006
                                   __________


                                  INTRODUCTION

Your Proxy is solicited by the Board of Directors of Techne Corporation (the "Company") for use at the Annual Meeting of Shareholders to be held on October 26, 2006 and at any adjournment thereof, for the purposes set forth in the attached Notice of Annual Meeting.

The cost of soliciting Proxies, including preparing, assembling and mailing the Proxies and soliciting material, will be borne by the Company. Directors, officers and regular employees of the Company may, without compensation other than their regular compensation, solicit Proxies personally or by telephone.

Proxies not revoked will be voted in accordance with the choice specified by shareholders by means of the ballot provided on the Proxy for that purpose. Proxies which are signed but which lack any such specification will, subject to the following, be voted in favor of the proposals set forth in the Notice of Meeting and in favor of the number and slate of directors proposed by the Nominating and Governance Committee of the Board of Directors and listed herein. If a shareholder abstains from voting as to any matter, then the shares held by such shareholder shall be deemed present at the meeting for purposes of determining a quorum and for purposes of calculating the vote with respect to such matter, but shall not be deemed to have been voted in favor of such matter. Abstentions, therefore, as to any proposal will have the same effect as votes against such proposal. If a broker returns a "non-vote" proxy, indicating a lack of voting instruction by the beneficial holder of the shares and a lack of discretionary authority on the part of the broker to vote on a particular matter, then the shares covered by such non-vote shall be deemed present at the meeting for purposes of determining a quorum but shall not be deemed to be represented at the meeting for purposes of calculating the vote required for approval of such matter.

The mailing address of the Company's principal executive office is 614 McKinley Place N.E., Minneapolis, MN 55413. The Company expects that this Proxy Statement and the related Proxy and Notice of Annual Meeting will first be mailed to shareholders on or about September 26, 2006.


                      OUTSTANDING SHARES AND VOTING RIGHTS

The Board of Directors of the Company has fixed September 15, 2006 as the record date for determining shareholders entitled to vote at the Annual Meeting. Persons who were not shareholders on such date will not be allowed to vote at the Annual Meeting. At the close of business on September 15, 2006, 39,380,782 shares of the Company's Common Stock were issued and outstanding. Such Common Stock is the only outstanding class of stock of the Company. Each share of Common Stock is entitled to one vote on each matter to be voted upon at the meeting. Holders of the Common Stock are not entitled to cumulative voting rights in the election of directors.

                             PRINCIPAL SHAREHOLDERS

The following table provides information concerning the only persons known to the Company to be the beneficial owners of more than 5% of the Company's outstanding Common Stock as of September 15, 2006:

                                  Amount and
Name and Address                  Nature of Shares        Percent
of Beneficial Owner               Beneficially Owned(1)   of Class(2)
-------------------------------   ---------------------   -----------

Morgan Stanley Investment             2,391,274 (3)           6.1%
Management, Inc.
1585 Broadway
New York, NY  10036

Thomas E. Oland                       1,605,274 (4)(5)        4.1%(4)
614 McKinley Place N.E.
Minneapolis, MN  55413
----------------------

(1) Unless otherwise indicated, the person listed as the beneficial owner of the shares has sole voting and sole investment power over the shares.

(2) Shares not outstanding but deemed beneficially owned by virtue of the right of a person to acquire them as of September 15, 2006, or within sixty days of such date are treated as outstanding only when determining the percent owned by such individual and when determining the percent owned by the group.

(3) Sole voting and investment power over 2,289,046 shares. Shared voting and investment power over 185 shares.

(4) Does not include 756,479 shares held by the Company's Stock Bonus Plan for accounts of employees other than Mr. Oland, which are included in the group total in the Management Shareholding table. The Company's Board of Directors, acting by a majority vote, currently directs the Trustee, Marshall and Ilsley Trust Company, N.A., as to the voting of such shares. Including such 756,479 shares, Mr. Oland, a director of the Company, beneficially owns 2,361,753 shares or 6.0% of total shares outstanding plus shares subject to options exercisable by him.

(5) Includes 1,239,420 shares owned directly, 91,374 held by the Company's Stock Bonus Plan for Mr. Oland's account, 68,556 shares held by Thomas Oland and Associates and 205,924 shares held by the Thomas Oland and Associates Profit Sharing Plan and Trust.



                            MANAGEMENT SHAREHOLDINGS

The following table sets forth the number of shares of the Company's Common Stock beneficially owned as of September 15, 2006, by each executive officer of the Company named in the Summary Compensation Table, by each director and by all directors and executive officers (including the named individuals) as a group. Shares beneficially owned by Mr. Oland constitute 4.1% of total shares outstanding. Each other individual beneficially owns less than one percent of total shares outstanding plus shares subject to options exercisable by him or her. As a group, officers and directors beneficially own 7.5% of total shares outstanding plus shares subject to options exercisable by them.

     Name of Director or                    Number of Shares
     Executive Officer Group                Beneficially Owned(1)
     -----------------------------          ----------------------
     Thomas E. Oland                            1,605,274 (2)(3)
     Roger C. Lucas, Ph.D.                         16,456 (4)(5)(6)
     Howard V. O'Connell                          189,200 (4)(5)(7)
     G. Arthur Herbert                            199,360 (4)(5)(8)
     Randolph C. Steer, M.D., Ph.D.                15,000 (4)(5)(9)
     Robert V. Baumgartner                         16,000 (4)(5)(10)
     Charles A. Dinarello, M.D.                     5,000 (4)(5)(11)
     Monica Tsang, Ph.D.                          121,110 (12)
     Marcel Veronneau                              55,838 (13)
     Gregory J. Melsen                              9,547 (14)
     Officers and directors as a
        group (10 persons)                      2,943,922 (15)
--------------------

(1) Unless otherwise indicated, the person listed as the beneficial owner has sole voting and sole investment power over outstanding shares. Shares beneficially owned includes shares subject to options that are currently outstanding and exercisable and options that are currently outstanding and will become exercisable within 60 days of September 15, 2006.

(2)  See Note (4) to the preceding table.

(3)  See Note (5) to preceding table.

(4) Does not include 847,853 shares held by the Company's Stock Bonus Plan, which are included in the total of officers and directors as a group. The Company's Board of Directors, acting by majority vote, currently directs the Trustee as to the voting of such shares.

(5) Does not include an option to purchase 5,000 shares which will be granted on and will become exercisable as of the date of the Annual Meeting pursuant to the 1998 Nonqualified Stock Option Plan if the individual is reelected as a director of the Company.

(6) Includes 1,456 shares owned directly and 15,000 shares subject to stock options.

(7) Includes 134,200 shares owned by trusts of which Mr. O'Connell is a trustee and beneficiary and 55,000 shares subject to options.

(8) Includes 11,000 shares owned by Mr. Herbert's wife, 153,360 shares held by trusts and partnership of which Mr. Herbert is a trustee or partner and 35,000 shares subject to options.

(9)  Includes 15,000 shares subject to options.

(10) Includes 1,000 shares owned directly and 15,000 shares subject to options.

(11) Includes 5,000 shares subject to options.

(12) Includes 26,292 shares owned directly, 5,422 shares owned by Dr. Tsang's husband, 38,927 shares held by the Company's Stock Bonus Plan for Dr. Tsang's account, 37,597 shares held in an IRA for Dr. Tsang's husband and 12,872 shares subject to stock options.

(13) Includes 30,444 shares owned directly, 6,306 shares held by the Company's Stock Bonus Plan for Mr. Veronneau's account and 19,088 shares subject to options.

(14) Includes 109 shares held by the Company's Stock Bonus Plan for Mr. Melsen's account and 9,438 shares subject to options.

(15) Includes 847,853 shares held by the Company's Stock Bonus Plan as to which the Company's Board of Directors directs the voting and 181,398 shares which may be purchased pursuant to options.

                             ELECTION OF DIRECTORS
                              (Proposals #1 and #2)


General Information

The Bylaws of the Company provide that the number of directors shall be determined by the shareholders at each annual meeting. The Nominations and Governance Committee of the Board of Directors of the Company recommends that the number of directors to be set at seven and that the individuals named in the table below be elected. Under applicable Minnesota law and the Company's bylaws, approval of the proposal to set the number of directors at seven requires the affirmative vote of the holders of the greater of (1) a majority of the voting power of the shares represented in person or by proxy at the Annual Meeting with authority to vote on such matter or (2) a majority of the voting power of the minimum number of shares that would constitute a quorum for the transaction of business at the Annual Meeting. A plurality of votes cast is required for the election of directors.

In the election of directors, each Proxy will be voted for each of the nominees listed below unless the Proxy withholds a vote for one or more of the nominees. Each person elected as a director shall serve for a term of one year or until his successor is duly elected and qualified. All of the nominees are members of the present Board of Directors. If any of the nominees should be unable to serve as a director by reason of death, incapacity or other unexpected occurrence, the Proxies solicited by the Board of Directors shall be voted by the proxy representatives for such substitute nominee as is selected by the Nominations and Governance Committee, or, in the absence of such selection, for such fewer number of directors as results from such death, incapacity or other unexpected occurrence.

The following table provides certain information with respect to the nominees for director.

                          Current
                          Position(s)      Principle Occupation(s)   Director
Name                 Age  with Company     During Past Five Years    Since
-------------------  ---  ---------------  ------------------------  --------
Thomas E. Oland       65  Chairman of the  Chairman of the Board,      1985
                          Board, Chief     Chief Executive Officer,
                          Executive        President and Treasurer
                          Officer,         of the Company since
                          President,       1985 and President of
                          Treasurer and    Research and Diagnostic
                          Director         Systems, Inc. since 1982.

Roger C. Lucas, Ph.D. 63  Vice Chairman    Vice Chairman and           1985
                          and Director     Senior Scientific Advisor
                                           to the Company's Board
                                           and a private investor
                                           since 1995.  Chief
                                           Scientific Officer,
                                           Executive Vice President
                                           and Secretary of the
                                           Company from 1985 to 1995.

Howard V. O'Connell   76  Director         Private investor since      1985
                                           1990.  Chairman, President
                                           and Treasurer of John G.
                                           Kinnard and Company,
                                           Incorporated, a securities
                                           broker-dealer, from 1969
                                           to 1990.

                          Current
                          Position(s)      Principle Occupation(s)   Director
Name                 Age  with Company     During Past Five Years    Since
-------------------  ---  ---------------  ------------------------  --------
G. Arthur Herbert     80  Director         Principal of CEO            1989
                                           Advisors,a management
                                           and financial consulting
                                           firm, since 1989.
Randolph C. Steer,
  M.D.,  Ph.D.        56  Director         Consultant to the           1990
                                           pharmaceutical and
                                           biotechnology industries
                                           since 1989; Director of
                                           BioCryst Pharmaceuticals,
                                           Inc.

Robert V.             50  Director         Chief Executive Officer     2003
  Baumgartner, C.P.A.                      of Center for Diagnostic
                                           Imaging, Inc., an operator
                                           of diagnostic imaging
                                           centers, since 2001.

Charles A. Dinarello, 63  Director         Professor of Medicine at    2005
                                           the University of Colorado
                                           School of Medicine in
                                           Denver, Colorado since 1996.

Committees and Meetings of the Board of Directors

The Company's Board of Directors has three standing Committees, the Audit Committee, the Executive Compensation Committee and the Nominations and Governance Committee. All members of all Committees are "independent" as such term is defined in applicable law and regulations of the Securities and Exchange Commission and Nasdaq.

The Audit Committee (whose members are Messrs. Baumgartner, Herbert and O'Connell and Dr. Steer) operates under a written charter established by the Company's Board of Directors. The Audit Committee is responsible for the appointment and supervision of the Company's independent registered public accounting firm and for reviewing the Company's internal audit procedures, the quarterly and annual financial statements of the Company and the results of the annual audit. The Audit Committee also establishes and oversees the implementation of the Company's cash investment policy and monitors the Company's financial fraud hotline. The Board of Directors has determined that for fiscal 2006 all Audit Committee members are "audit committee financial experts" as such term is defined in Section 407 of the Sarbanes-Oxley Act. The Audit Committee met six times during fiscal 2006. The Committee's report is included in this Proxy Statement.

The Executive Compensation Committee (whose members and Messrs. Herbert, O'Connell and Baumgartner and Dr. Steer) determines compensation for executive officers of the Company. The Committee met twice during fiscal 2006. The Committee's report is included in this Proxy Statement.

The Nominations and Governance Committee is composed of all "independent" directors, currently all directors except Mr. Oland. The committee operates under a written charter. The functions of the Committee are to recruit well-qualified candidates for the Board, select persons to be proposed in the Company's proxy statement for election as directors at annual meetings of shareholders, and establish governance standards and procedures to support and enhance the performance and accountability of management and the Board. The Committee did not formally meet in fiscal 2006. The Committee has determined to propose to shareholders at their 2006 annual meeting the re-election of the incumbent directors of the Company. The Committee will consider all nominees for director recommended by shareholders of the Company. Recommendations may be sent to the Committee at the Company's address: 614 McKinley Place N.E., Minneapolis, MN 55413. Candidates for the Board are considered and selected on the basis of outstanding achievement in their professional careers, experience, wisdom, personal and professional integrity, their ability to make independent, analytical inquiries, and their understanding of the business environment. Candidates must have the experience and skills necessary to understand the principal operational and functional objectives and plans of the Company, the results of operations and financial condition of the Company, and the position of the Company in its industry. Candidates must have a perspective that will enhance the Board's strategic discussions and be capable of and committed to devoting adequate time to Board duties.

During fiscal 2006, the Board held six meetings. Each director attended 75% or more of the total number of meetings of the Board and of Committees of which he was a member. Executive sessions of independent directors, meetings of outside directors without any member of management present, are held in conjunction with regularly scheduled meetings of the Board. It is the policy of the Company that all directors should attend the Company's annual meetings of shareholders. All members did attend the annual meeting in 2005.


Shareholder Communications with Directors

Shareholders may communicate directly with the Board of Directors. All communications should be directed to the Company at 614 McKinley Place N.E., Minneapolis, MN 55413, and should prominently indicate on the outside of the envelope that it is intended for the Board of Directors, for non-management directors, or for a particular director. Unless other distribution is specified, the communication will be forwarded to the entire Board. The communication will not be opened before being forwarded to the intended recipient, but it will go through normal security procedures.


Code of Ethics and Business Conduct and Financial Fraud Hotline

The Company has adopted a Code of Ethics and Business Conduct, which is applicable to all directors, officers and employees of the Company. A copy is available for review at the Company's website, www.techne-corp.com. The Company sponsors a financial fraud hotline that is available to all employees, is operated on a confidential basis by a third party, and is supervised with full powers of investigation by the Audit Committee of the Board of Directors.


Directors' Fees

Directors who are not employees of the Company are compensated at the rate of $25,000 per year for service on the Board and Committees of the Board. Directors are paid an additional $1,000 for each meeting of the Board other than its regularly scheduled quarterly meetings and for each meeting of a committee on which the director serves other than committee meetings held in conjunction with a meeting of the full Board. Under the Company's 1998 Nonqualified Stock Option Plan, outside directors automatically receive an option to purchase shares of the Company's Common Stock on election and upon each re-election. In connection with the 2006 Annual Meeting of Shareholders, the number of shares subject to the option granted to outside directors re-elected to the Board will be 5,000 per director.

                                 AUDIT MATTERS


Audit Committee Report

The Audit Committee assists the Board of Directors with fulfilling its oversight responsibility regarding the quality and integrity of the accounting, auditing and financial reporting practices of the Company. In discharging its oversight responsibilities regarding the audit process, the Audit Committee:

(1)	reviewed and discussed the audited financial statements with management;

(2)	discussed with the independent registered public accounting firm the material required to be discussed by Statement on Auditing Standards No. 61; and

(3)	reviewed the written disclosures and the letter from the independent registered public accounting firm required by the Independence Standards Board's Standard No.1, and discussed with the independent registered public accounting firm any relationships that may impact their objectivity and independence.

Based upon the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended June 30, 2006 as filed with the Securities and Exchange Commission.

                                  Robert V. Baumgartner, C.P.A.
                                  G. Arthur Herbert
                                  Howard V. O'Connell
                                  Randolph C. Steer, M.D., Ph.D.
                                    Members of the Audit Committee


Independent Registered Public Accountants

KPMG LLP acted as the Company's independent registered public accounting firm for fiscal 2006 and 2005. The Audit Committee has appointed KPMG LLP as the Company's independent registered public accounting firm for fiscal 2007. Representatives of KPMG LLP are expected to be present at the shareholders' meeting, will have the opportunity to make any desired comments, and will be available to respond to appropriate questions.

Audit Fees

The following fees were paid or payable to KPMG LLP for the fiscal years ended June 30:

                                           2006	             2005
                                       --------          --------
Audit Fees                             $404,000          $440,640
Audit-Related Fees                     $ 23,000          $ 21,525
Tax Fees                               $ 58,000          $ 51,600
All Other Fees                         $ 16,000          $ 63,000

"Audit Fees" are for professional services rendered and expenses incurred for the audit of the Company's annual financial statements and review of financial statements included in our Forms 10-K and 10-Q or services that are normally provided by the accountant in connection with statutory and regulatory filings or engagements. Audit fees also included fees incurred for the audits of management's assessment of the effectiveness of internal controls over financial reporting and the effectiveness of internal control over financial reporting.

"Audit-Related Fees" in fiscal 2006 were primarily for services rendered and expenses incurred for the analysis of acquired companies and the implementation of Statement of Financial Accounting No. 123 (Revised), Share-Based Payment. "Audit-Related Fees" in fiscal 2005 were primarily for services rendered and expenses incurred for the analysis of the Company's investments in entities in which the Company owns a minority interest and analysis of the Company's accelerated stock buyback transaction.

"Tax Fees" included fees for services provided and expenses incurred in connection with preparation of the Company's tax returns in the United States and the United Kingdom.

"All Other Fees" in fiscal 2006 include fees for services and expenses incurred in connection with analysis of transfer pricing and repatriation of foreign earnings. "All Other Fees" in fiscal 2005 included fees for services and expenses incurred in connection with a claim for a refund of certain sales and use taxes paid to the State of Minnesota and services and expenses incurred in connection with analysis of transfer pricing and repatriation of foreign earnings.


Pre-Approval Policies and Procedures

Pursuant to its written charter, the Audit Committee of the Company's Board of Directors is required to pre-approve the audit and non-audit services performed by the Company's independent registered public accounting firm in order to assure that the provision of such services does not impair the firm's independence. In 2005, the Audit Committee approved a resolution authorizing Company officers to engage KPMG in permitted non-audit services that involve less than $25,000 in fees in the aggregate. Such services are reported to the Audit Committee and approved prior to completion of the audit. All of the services rendered by KPMG were pre-approved by the Audit Committee. The Audit Committee has considered whether provision of the above non-audit services is compatible with maintaining KPMG's independence and has determined that such services have not adversely affected KPMG's independence.





                             EXECUTIVE COMPENSATION

Executive Compensation Committee Report

Committee Interlocks and Insider Participation. The Executive Compensation Committee of the Board of Directors of the Company is composed of directors
G. Arthur Herbert, Howard V. O'Connell, Randolph C. Steer, M.D., Ph.D., and Robert V. Baumgartner. None of the members of the Committee is or ever has been an employee or officer of the Company and none is affiliated with any entity other than the Company with which an executive officer of the Company is affiliated.

Overview and Philosophy. The Company's executive compensation program is comprised of base salaries, annual performance bonuses comprised of a cash and option component, long-term incentive compensation in the form of stock options, and various benefits, including the Company's profit sharing and savings plan and stock bonus plan in which all qualified employees of the Company participate. In addition, the Compensation Committee from time to time may award special cash bonuses or stock options related to non-recurring, extraordinary performance.

The Compensation Committee has followed a policy of paying annual base salaries which are on the moderate side of being competitive in its industry and of awarding bonuses based on achievement of specific revenue, profit and non-monetary goals. If the goals are achieved, the officer receives an option to purchase a number of shares with a fair market value on the date of grant equal to 20% of the officer's base salary and receives, at the election of the officer, either a cash bonus equal to 20% of the officer's base salary or an additional option to purchase a number of shares with a fair market value on date of grant equal to 170% of the cash bonus alternative. Bonuses are awarded on a prorated basis if between 85% and 100% of the specific revenue and profit goals are achieved. The goals are established annually as recommended by the Chief Executive Officer of the Company and approved by the Compensation Committee.

The Company has formal employment agreements effective through June 30, 2007 with its full-time executive officers who served during fiscal 2006, other than its Chief Financial Officer whose employment agreement is effective through June 30, 2008 and Mr. Oland, its President, who serves pursuant to an oral understanding. See "Employment Contracts and Change in Control Arrangements" below. The agreements provide for base salaries subject to annual review, bonuses as described above, benefits as provided to all employees and severance compensation in the event that the officer's employment is terminated without cause or in connection with a sale or merger of the Company. With the exception of the Chief Financial Officer, severance compensation is dependent upon years of employment with or service to the Company. The Chief Financial Officer's severance compensation is equal to the base salary and benefits which would otherwise have been paid under the terms of the employment agreement or the base salary and benefits for twelve months from date of termination, whichever period is longer.

Compensation in 2006. During fiscal 2006, the Company maintained its principal compensation policies and made adjustments in base salaries to reflect competitive industry and individual performance factors. The Committee, at the beginning of fiscal 2006, established performance criteria for officers based 70% on growth in consolidated revenues and earnings and, working through the Company's Chief Executive Officer, 30% on individual goals which, if met, would permit each officer to earn a cash bonus and additional stock options. The Company achieved record revenues and earnings in fiscal 2006. On the basis of performance against the criteria established, the Committee, at the close of fiscal 2006 awarded to Dr. Tsang, Mr. Veronneau and Mr. Melsen the bonuses set fourth in the table below under "Summary Compensation Table" and, subsequent to fiscal year end, the options indicated in footnote (2) to the table below under "Options/SAR Grants During 2006 Fiscal Year". In further recognition of the officers' achievements, the Committee established base salaries for fiscal 2007 as disclosed below under "Employment Contracts and Change in Control Arrangements."

General. The Company provided medical and insurance benefits to its executive officers, which are the same as those generally available to all Company employees. The Company has a profit sharing and savings plan in which all qualified employees, including executive officers, participate subject to statutory limitations on contributions for highly compensated individuals. In fiscal 2006, 2005 and 2004, the Company contributed to the plan an amount equal to approximately 8.7%, 10% and 8% of gross wages, respectively. One half of the contributions to the plan is in the form of Company Common Stock. The amount of perquisites allowed to executive officers, as determined in accordance with rules of the Securities and Exchange Commission, did not exceed 10% of salary in fiscal 2006.

Chief Executive Officer Compensation. Thomas E. Oland served as the Company's Chief Executive Officer in fiscal 2006. His compensation was determined in accordance with the policies described above as applicable to all executive officers. His base salary of $242,000 in fiscal 2005 was increased to $254,100 in fiscal 2006. For fiscal 2006 performance he earned, but waived, his annual bonus. In February 1996, the Compensation Committee, in connection with the Board's long-term strategic planning for the Company, adopted a substantial long-term incentive for Mr. Oland in the form of options to purchase an aggregate of 400,000 shares of the Common Stock of the Company at $4.53 per share, the fair market value on the date of grant. The options were exercised in fiscal 2006 as disclosed in the table below under "Options/SAR Exercises During 2006 Fiscal Year and Fiscal Year End Options/SAR Values."

Summary. Aggregate executive compensation increased moderately in fiscal 2006. The Company awarded stock options to officers because the Company achieved record revenues and individual officers achieved certain performance goals. The Compensation Committee intends to continue its policy of paying relatively moderate base salaries, basing bonuses on specific revenue, profit and performance goals and granting options to provide long-term incentive.

                                     G. Arthur Herbert
                                     Howard V. O'Connell
                                     Randolph C. Steer, M.D., Ph.D.
                                     Robert V. Baumgartner
                                       Members of the Compensation Committee

Employment Contracts and Change in Control Arrangements

The Company has formal employment agreements with each of its full-time executive officers with the exception of its President and Chief Executive Officer, with whom the Company has an oral understanding. The agreements provide for base salaries subject to annual review, bonuses as described in the Compensation Committee Report contained in this Proxy Statement, benefits as provided to all employees and severance compensation in the event that the officer's employment is terminated without cause or in connection with a sale or merger of the Company. With the exception of the Chief Financial Officer, severance compensation is dependent upon years of employment with or service to the Company. The Chief Financial Officers severance compensation is equal to the base salary and benefits which would otherwise have been paid under the terms of the employment agreement or the base salary and benefits for twelve months from date of termination, whichever period is longer. Base salaries for fiscal 2007 for the executive officers named in the Summary Compensation Table below are as follows: Dr. Tsang - $263,000; Mr. Veronneau
- $155,000; Mr. Melsen - $245,000. The Compensation Committee recommended a base salary of $265,000 for Mr. Oland, but he waived the increase, leaving his base salary at $254,100 for fiscal 2007.


Summary Compensation Table

The following table sets forth certain information regarding compensation paid during each of the Company's last three fiscal years to the Company's President (who serves as Chief Executive Officer) and to the Company's other executive officers whose salary and bonus for fiscal 2006 exceeded $100,000.


                                                                Long Term
Compensation
                                                           ---------------------
--------
                                                               Awards
Payouts
                                                           ---------------------
-------
                                                                      Securities
                                  Annual Compensation      Restricted Underlying
LTIP    All Other
Name and              Fiscal ----------------------------- Stock      Options
Payouts Compen-
Principal Position    Year   Salary($)   Bonus($) Other(1) Awards($)  /SARs(#)
($)     sation($)(2)
------------------    ------ ----------  -------- -------- ---------- ----------
------- ------------

Thomas E. Oland,      2006    254,100       0       None     None         0
None      20,022
CEO                   2005    242,000       0       None     None         0
None      22,021
and President         2004    230,000       0       None     None         0
None      17,503

Monica Tsang, Ph.D.,  2006    251,400     45,755    None     None        926
None      20,022
Vice President -      2005    239,400     43,571    None     None        844
None      22,021
Research              2004    228,000     45,600    None     None     26,126
None      17,503

Marcel Veronneau,     2006    150,000     28,020    None     None        567
None      16,633
Vice President -      2005    147,000     24,549    None     None        475
None      17,965
Hematology Operations 2004    140,000     20,440    None     None     15,505
None      14,228

Gregory J. Melsen,    2006    230,000     50,000(3) None     None      1,012 (3)
None      10,965
Vice President -      2005    110,000 (4) 22,000    None     None        426
None           0
Finance and CFO       2004      N/A        N/A      N/A      N/A         N/A
N/A        N/A

---------------
(1) "None" indicates zero or an amount equal to less than 10% of the total amount of annual salary and bonus reported for the named executive officer.

(2) For each individual the amount reflects Company contributions to Profit Sharing and Savings Plan (as to one-half) and Stock Bonus Plan (as to one-half), the latter in the form of shares of the Company's Common Stock.

(3)   Includes a discretionary bonus of $8,830 and 179 options.

(4)   January to June 2005.

Options/SAR Grants During 2006 Fiscal Year

The following table provides information related to options granted to the name executive officers during fiscal 2006. The Company has not granted any stock appreciation rights.



                                                        Potential Realizable

Value at Assumed

Annual Rates of Stock

Price Appreciation for
                                          Individual Grants
Option Term
                       ----------------------------------------------------  ---
-------------------
                       Number of
                       Securities   Percent of Total
                       Underlying   Options/SARs
                       Options/SARs Granted to       Exercise or
                       Granted      Employees        Base Price  Expiration
Name                   (#)          in Fiscal Year   ($/Share)   Date
5% ($)    10% ($)
--------------------   ------------ ---------------- ----------- ----------  ---
------ ---------
Thomas E. Oland 0            0             --            --             --
--        --
Monica Tsang, Ph.D.(2)     844(1)        10.2%         51.60       8/17/12
17,729    41,317
Marcel Veronneau (2)       475(1)         5.7%         51.60       8/17/12
9,978    23,253
Gregory J. Melsen (2)      426(1)         5.1%         51.60       8/17/12
8,949    20,854

---------------
(1) Such option is a non-qualified stock option and became exercisable August 18, 2005.

(2) Subsequent to fiscal 2006 year end, immediately exercisable stock options for the indicated number of shares at an exercise price of $49.43 per share expiring July 26, 2013 were granted: Dr. Tsang - 926 incentive stock options; Mr. Veronneau - 567 incentive stock options; Mr. Melsen - 1,012 non-qualified stock options.


Option/SAR Exercises During 2006 Fiscal Year and Fiscal Year End Options/SAR Values

The following table provides information related to options exercised by a named executive officer during the 2006 fiscal year and the number and value of options held by each named executive officer at fiscal year end.

                                               Number
                                               of Securities  Value of
                                               Underlying     Unexercised
                                               Unexercised    In-the-Money
                                               Options/SARs   Options/SARs at
                     Shares        Value       At FY-End (#)  FY-End ($)(1)
                     Acquired on   Realized    Exercisable/   Exercisable/
Name                 Exercise (#)     ($)      Unexercisable  Unexercisable
-------------------  ------------  ----------  -------------  ---------------
Thomas E. Oland       400,000      20,927,500            0/0              0/0
Monica Tsang, Ph.D.    21,892         413,597       11,946/0        146,256/0
Marcel Veronneau        1,498          56,164       18,521/0        256,947/0
Gregory J. Melsen         0               0     8,426/17,000   91,120/193,630

(1) Based on the difference between the $50.92 per share closing price of the Company's Common Stock as reported by Nasdaq on June 30, 2006 and the option exercise price.

                           STOCK PERFORMANCE CHART

The following chart compares the cumulative total shareholder return on the Company's Common Stock with the S&P Midcap 400 Index and the S&P 400 Biotechnology Index. The comparison assumes $100 was invested on the last trading day before July 1, 2001 in the Company's Common Stock and in each of the foregoing indices and assumes reinvestment of dividends.


              COMPARISION OF CUMALATIVE FIVE YEAR TOTAL RETURN
                               INDEXED RETURNS

                                          Years Ending
Company/Index         June 2002    June 2003  June 2004  June 2005  June 2006
---------------       ---------    ---------  ---------  ---------  ---------
TECHNE CORP             86.83        93.38     133.69     141.26     156.68
S&P MIDCAP 400 INDEX    95.28        94.60     121.08     138.06     155.98
S&P 400 BIOTECHNOLOGY   49.72        61.98      69.92      65.63      66.87


        COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT

Section 16(a) of the Securities Exchange Act of 1934 requires the Company's executive officers and directors, and persons who own more than 10 percent of the Company's Common Stock, to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Officers, directors, and greater than 10 percent shareholders ("Insiders") are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

To the Company's knowledge, based on a review of the copies of such reports furnished to the Company, during the fiscal year ended June 30, 2006, all
Section 16(a) filing requirements applicable to Insiders were met.

                            SHAREHOLDER PROPOSALS

Any appropriate proposal submitted by a shareholder of the Company and intended to be presented at the 2007 Annual Meeting must be received by the Company at its offices by May 22, 2007 to be eligible for inclusion in the Company's Proxy Statement and related Proxy for the 2007 Annual Meeting. For a discussion of policies and procedures related to shareholder recommendations of candidates for director, please see the section on the Nominations and Governance Committee above under Committees and Meetings of the Board.

Also, if a shareholder proposal intended to be presented at the 2007 Annual Meeting but not included in the Company's Proxy Statement and Proxy is received by the Company after August 6, 2007, then management named in the Company's Proxy for the 2006 Annual Meeting will have discretionary authority to vote the shares represented by such proxies on the shareholder proposal, if presented at the meeting, without including information about the proposal in the Company's proxy materials.


                              OTHER BUSINESS

The Board of Directors knows of no other matters to be presented at the meeting. If any other matter does properly come before the meeting, the appointees named in the Proxies will vote the Proxies in accordance with their best judgment.


                              ANNUAL REPORT

A copy of the Company's Annual Report to Shareholders for the fiscal year ended June 30, 2006, including financial statements, accompanies this Notice of Annual Meeting and Proxy Statement. No portion of the Annual Report is incorporated herein or is to be considered proxy-soliciting material.

THE COMPANY WILL FURNISH WITHOUT CHARGE A COPY OF ITS ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED JUNE 30, 2006, TO ANY SHAREHOLDER OF THE COMPANY UPON WRITTEN REQUEST. REQUESTS SHOULD BE SENT TO PRESIDENT, TECHNE CORPORATION, 614 MCKINLEY PLACE N.E., MINNEAPOLIS, MINNESOTA 55413.


Dated:  September 26, 2006
        Minneapolis, Minnesota

                             TECHNE CORPORATION

                  PROXY FOR ANNUAL MEETING OF SHAREHOLDERS

        THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS


The undersigned hereby appoints THOMAS E. OLAND and KATHLEEN BACKES, or either of them acting alone, with full power of substitution, as proxies to represent and vote, as designated below, all shares of Common Stock of Techne Corporation registered in the name of the undersigned, at the Annual Meeting of the Shareholders to be held on Thursday, October 26, 2006 at 3:30 p.m. Central Daylight Time, at the offices of the Company, 614 McKinley Place N.E., Minneapolis, Minnesota, and at all adjournments of such meeting. The undersigned hereby revokes all proxies previously granted with respect to such meeting.

The Nominations and Governance Committee of the Board of Directors recommends that you vote "FOR" the following proposals:

(1)  To set the number of Directors at seven:

        [    ] FOR		[    ] AGAINST		[    ] ABSTAIN

(2) To elect Directors: Nominees: Thomas E. Oland, Roger C. Lucas, Ph.D., Howard V. O'Connell, G. Arthur Herbert, Randolph C. Steer, M.D., Ph.D., Robert V. Baumgartner, and Charles A. Dinarello, M.D.

        [    ] FOR all Nominees listed above	[    ] WITHOUT AUTHORITY
               (except those whose names have	       to vote for all nominees
               been written on the line below	       listed above

(To withhold authority to vote for any nominee, write that nominee's name on the line below.)

__________________________________________________________________________

(3)	Other matters:  In their discretion, the appointed proxies are authorized to vote upon such other business as may properly come before the Meeting or any adjournment.


THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN FOR A PARTICULAR PROPOSAL, WILL BE VOTED FOR SUCH PROPOSAL.

Date_________________________, 2006


                           _________________________________________

                           _________________________________________
                           PLEASE DATE AND SIGN ABOVE exactly as
                           name appears at the left, indicating,
                           where appropriate official position or
                           representative capacity.  If stock is
                           held in joint tenancy, each joint owner
                           should sign.